EXHIBIT 21.0

   SIGNIFICANT DIRECT AND INDIRECT SUBSIDIARIES OF OCWEN FINANCIAL CORPORATION

Name                                                        State or Other Jurisdiction of Organization
------------------------------------------------            -------------------------------------------
Ocwen Loan Servicing, LLC (2)                                                Delaware
RMSI, Inc (2)                                                               New Jersey

Investors Mortgage Insurance Holding Company (1)                             Delaware
Ocwen Asset Investment Corp. (1)                                              Florida
Ocwen General, Inc. (1)                                                      Virginia
Ocwen Asset Investment - UK, LLC (2)                                         Delaware
Ocwen Mortgage Company, LLC (1)                                              Delaware
Ocwen Mortgage Asset Investment Company, LLC (1)                             Delaware
Ocwen Mortgage Asset Trust (2)                                               Delaware
Ocwen Partnership, L.P. (2)                                                  Virginia

Ocwen Capital Trust I (2)                                                    Delaware

Ocwen Luxembourg, Sarl (1)                                                  Luxembourg
Ocwen Asia Holdings Ltd. (1)                                                 Mauritius
Ocwen Financial Solutions Private Limited (2)                                  India

Global Servicing Solutions, LLC (2)                                          Delaware
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(1)  Holding company with no significant assets or operations
(2)  Operating company